UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2012

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Ave., Suite 400

San Mateo, California 94402

(Address of Principal Executive Offices)

(650) 458-2670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012 (the “Effective Date”), Nile Therapeutics, Inc. (the “Company”) appointed Darlene Horton, M.D. to serve as its Chief Medical Officer, effective immediately. Dr. Horton, age 50,was previously Chief Medical Officer of Itero Biopharmaceuticals, LLC (“Itero”), a venture-backed company that developed and out-licensed a biosimilar protein therapeutic. Prior to joining Itero in 2007, Dr. Horton served as Senior Vice President, Clinical Research at Scios, Inc. (“Scios”), a Johnson & Johnson (“J&J”) company. During her 12-year tenure at Scios, she was the clinical lead for Natrecor®, a commercial product indicated for the treatment of acute heart failure. Dr. Horton led the program from late-stage development through approval and commercialization. She presented the program to the FDA’s Cardiovascular and Renal Advisory Committee prior to successful approval. Following the acquisition of Scios by J&J in 2003, Dr. Horton also served as the Head of J&J’s Cardiovascular Therapeutic Area Center of Excellence. Dr. Horton completed her Pediatric residency and Pediatric Cardiology fellowship at the Cardiovascular Research Institute at the University of California, San Francisco (“UCSF”), and continues to serve on the clinical faculty at UCSF. Dr. Horton received her Bachelor of Science in Microbiology and Medical Doctor degrees from the University of Florida. Dr. Horton does not have a family relationship with any member of the Board or any executive officer of the Company.

The terms of Dr. Horton’s appointment are set forth in a Consulting Agreement dated as of the Effective Date (the “Agreement”). The Agreement provides for a month-to-month term until terminated by either party upon 30 days’ written notice. Pursuant to the Agreement, Dr. Horton will serve as an independent contractor and will receive a monthly fee of $30,000 for her services as the Company’s Chief Medical Officer. The Agreement also provides that the Company will reimburse Dr. Horton for all reasonable, pre-approved expenses incurred in connection with her services to the Company. The Agreement includes customary confidentiality, assignment of inventions, and non-solicitation provisions.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: June 21, 2012	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer